EXHIBIT 10.33
INCENTIVE STOCK OPTION AGREEMENT
     THIS INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”), dated as of                      (the “Grant Date”), is between First Mercury Holdings, Inc., a Delaware corporation (the “Company”), and                      (the “Participant”).
     WHEREAS, the Company desires, by affording the Participant an opportunity to purchase shares of the Company’s Common Stock (the “Common Stock”) as hereinafter provided, to carry out the purposes of the First Mercury Holdings, Inc. 1998 Stock Compensation Plan, as amended, and assumed by the Company (the “Plan”); and
     WHEREAS, the Committee has duly made all determinations necessary or appropriate to the grants hereunder.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:
1. Definitions.
     For purposes of this Agreement, the definitions of terms contained in the Plan hereby are incorporated by reference, except to the extent that any term is specifically defined in this Agreement.
2. Grant of Option, Option Price and Term.
     (a) The Company hereby grants to the Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (the “Option”) to purchase ___shares of the Common Stock of the Company (the “Option Shares”) on the terms and conditions herein set forth. The Participant shall have all the rights and obligations as provided for in this Agreement. The Option granted hereunder is designated as an “incentive stock option” as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
     (b) For each of the Option Shares purchased, the Participant shall pay to the Company $                     per share (the “Option Price”). Accordingly, the aggregate Option Price to exercise all of the Option is $                     (the “Aggregate Option Price”).
     (c) The term of this Option shall be a period of five (5) years from the grant Date (the “Option Period”). The termination of the Option Period shall result in the termination and cancellation of the Option. In no event shall the Option be exercisable for any period greater than the Option Period. During the Option Period, the Option shall be exercisable in accordance with the determination of the Committee.
     (d) The Option shall be exercisable to the extent vested. The percentage of the Option which is vested shall be determined in accordance with the following schedule:

Eighty percent (80%) of the Option shall vest in equal percentages on each of the first four (4) anniversaries of the Grant Date, and the remainder shall vest on the day prior to the fifth anniversary of the Grant Date (i.e., 20% of the Option shall vest each year).
The Option shall vest on the first anniversary of the Grant Date.
     (e) Notwithstanding the foregoing Section 2(d), the Option shall be one hundred percent (100%) vested in the event of a Change in Control.
     (f) If the Participant incurs a Termination of Employment due to death, the Option shall become one hundred percent (100%) vested and shall thereafter be fully exercisable for a period of ninety (90) days following the date of the appointment of a Representative or until the expiration of the Option Period, whichever period is shorter.
     (g) If the Participant incurs a Termination of Employment due to a Disability, the Option shall become one hundred percent (100%) vested and shall thereafter be fully exercisable by the Participant for the period of ninety (90) days immediately following the date of such Termination of Employment or until the expiration of the Option Period, whichever period is shorter, and the Participant’s death at any time following such Termination of Employment due to a Disability shall not affect the foregoing.
     (h) If the Participant incurs a Termination of Employment due to Retirement, or the Termination of Employment is involuntary on the part of the Participant (but is not due to death or Disability or with Cause), the Option shall thereupon terminate, except that such Option, to the extent then vested and exercisable, may be exercised for the lesser of the ninety (90) day period commencing with the date of such Termination of Employment or until the expiration of the Option Period. If the Participant incurs a Termination of Employment which is voluntary on the part of the Participant (and is not due to Retirement) the Option shall terminate thirty (30) days after such Termination. If the Participant’s Termination of Employment is for Cause, the Option shall terminate immediately. The death or Disability of the Participant after a Termination of Employment otherwise provided herein shall not extend the time permitted to exercise an Option.
     (i) The Company shall not be required to issue any fractional Option Shares, but the Fair Market Value of such fractional Option Shares, as of the date of exercise, shall be paid in cash to the Participant.
3. Exercise. The Option shall be exercisable during the Participant’s lifetime only by the Participant (or his or her guardian or legal representative), and after the Participant’s death only by the Representative. The Option may only be exercised by the delivery to the Company of a properly completed written notice, substantially in the form attached hereto as Exhibit A or in such other form satisfactory to the Committee, which notice shall specify the number of Option Shares to be purchased and the aggregate Option Price for such Option Shares, together with payment in full of such aggregate Option Price. Payment shall only be made:
     (a) in cash or by check;

     (b) with the prior written approval of the Committee, by the delivery to the Company of a valid and enforceable stock certificate (or certificates) representing shares of Common Stock held by the Participant for a period of six (6) months, which is endorsed in blank or accompanied by an executed stock power (or powers) and guaranteed in a manner acceptable to the Committee;
     (c) at the discretion of the Committee, by a loan extended by the Company;
     (d) in cash by a broker-dealer approved by the Committee to whom the Participant has submitted a notice of exercise; or
     (e) in any combination of (a), (b), (c) or (d).
If any part of the payment of the Option Price is made in shares of Common Stock, such shares shall be valued by using their Fair Market Value as of their date of delivery.
     The Option shall not be exercised unless there has been compliance with all the preceding provisions of this Section 3, and, for all purposes of this Agreement, the date of the exercise of the Option shall be the date upon which there is compliance with all such requirements.
4. Payment of Withholding Taxes. If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, the Participant shall be required to pay such amount to the Company, as provided in the Plan.
5. Requirements of Law; Registration and Transfer Requirements; Agreement Among Stockholders. The Company shall not be required to sell or issue any shares under the Option if the issuance of such shares shall constitute a violation of any provision of any law or regulation of any governmental authority applicable to the Company. The Option and each and every obligation of the Company hereunder are subject to the requirement that the Option may not be exercised or performed, in whole or in part, unless and until the Option Shares are listed, registered or qualified, properly marked with a legend or other notation, or otherwise restricted, as in provided for in the Plan. Any Option Shares issued in connection with this Option shall be subject to the First Amended and Restated Agreement Among Stockholders of the Company, effective as of October 23, 1998, as amended or restated (the “Stockholders Agreement”), and the Participant shall be required to sign a counterpart of the Stockholders Agreement in connection with the Participant’s exercise of this Option (if the Participant has not already signed a counterpart of the Stockholders Agreement).
6. Adjustments / Change in Control. In the event of a Change in Control or other corporate restructuring provided for in the Plan, the Participant shall have such rights, and the committee shall take such actions, as are provided for in the Plan or as otherwise provided herein.
7. Transferability. The Option and any interest in the Option may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner without the prior written consent of the Company, and any such attempted sale, assignment, conveyance, gift, pledge, hypothecation or transfer other than as permitted herein shall be null and void.

8. Plan. Notwithstanding any other provision of this Agreement, the Option is granted pursuant to the Plan, as has been adopted by the Company, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no provision of the Plan shall deprive the Participant, without the Participant’s consent, of the Option or of any of the Participant’s rights under this Agreement. The reasonable interpretation and construction by the Committee of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon the Participant.
9. Stockholder Rights. Until the Option shall have been duly exercised to purchase Option Shares, and such Option Shares have been officially recorded as issued on the Company’s official stockholder records, no person or entity shall be entitled to vote, receive distributions or dividends or be deemed for any purpose the holder of any Option Shares, and adjustments for dividends or otherwise shall be made only if the record date therefor is subsequent to the date such shares are recorded and after the date of exercise and without duplication of any adjustments.
10. Employment Rights. No provision of this Agreement or of the Option granted hereunder shall give the Participant any right to continue in the employ of the Company or any of its Affiliates, create any inference as to the length of employment of the Participant, affect the right of the Company or its Affiliates to terminate the employment of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any of its Affiliates.
11. Disclosure Rights. The Company shall have no duty or obligation to affirmatively disclose to the Participant or a Representative, and the Participant or Representative shall have no right to be advised of, any material information regarding the Company or an Affiliate at any time prior to, upon or in connection with the exercise of the Option or the Company’s purchase of Common Stock in accordance with the terms of this Agreement.
12. Changes in Company’s Capital Structure. This existence of the Option shall not affect in any way the right or authority of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
13. Investment Representation and Agreement. If, in the opinion of counsel for the Company, a particular representation is required under the Securities Act of 1933 or any other applicable federal or state law, or any regulation or rule of any governmental agency, the Company may require such other representations as the Company reasonably may be determine to be necessary.

14. Governing Law. This Agreement and the Option granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan (other than its laws respecting choice of law).
15. Entire Agreement. This Agreement, together with the Plan, constitutes the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.
16. Amendment. Any amendment to this Agreement shall be in writing and signed by the Company and the Participant.
17. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.
18. Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.
19. Notices. Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Secretary of the Company, at its then corporate headquarters, and the Participant at his or her address as shown on the Company’s records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.
20. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
21. Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.
22. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed on the Participant or a Representative, and all rights granted to the Company hereunder, shall be binding upon the Participant’s or the Representative’s heirs, legal representatives and successors.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has hereunto set his or her hand, all as of the day and year first above written.

FIRST MERCURY HOLDINGS, INC.

By:

Name:

Its:

PARTICIPANT

[Participant Name]
[Signature Page to Option Agreement]

Incentive Stock Option Agreement
Exhibit A
INSTRUCTIONS
FOR EXERCISING STOCK OPTION GRANTED
UNDER THE
FIRST MERCURY HOLDINGS, INC.
1998 STOCK COMPENSATION PLAN
     In order to exercise your Option granted under the First Mercury Holdings, Inc. 1998 Stock Compensation Plan, as amended, and assumed by the Company (the “Plan”), pursuant to your Incentive Stock Option Agreement, please complete the items below. In the space provided below, you should indicate the number of Option Shares for which you are exercising the Option and the aggregate Option Price therefor. You should be aware that you will be required to pay any required taxes on the gain on the stock you have acquired. Checks should be made payable to First Mercury Holdings, Inc. (the “Company”).

Number of Option Shares:
Aggregate Option Price:
Check One:

(a)	—	I am herewith delivering or agree to deliver a check to the Company equal to the aggregate Option Price specified above to exercise the Option.

(b)	—	I will deliver the necessary cash or property to satisfy the aggregate Option Price specified above at a future date. I understand that the exercise will not be effective until such cash or property is delivered
ACKNOWLEDGEMENT/EXECUTION
     I hereby exercise the Option to the extent specified, and understand that I am responsible for the tax consequences relating to the exercise of the Option and the receipt of shares of Common Stock.
     Executed this         day of                     ,           .
     Signature:
     Print Name:

A-1